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                                                                  Exhibit 23.1

                       CONSENT OF INDEPENDENT AUDITORS


   We consent to the reference to our firm under the caption "Independent Auditors" in the Registration Statement (Amendment No. 2 to Form S-4, Registration Numbers 333-31827 and 333-31827-01) and related Prospectus of National City Corporation and National City Capital Trust I for the offer to exchange $500,000,000 of its Reset Asset Capital Securities for any and all of the outstanding Reset Asset Capital Securities of National City Capital Trust I fully and unconditionally guaranteed, as described in Amendment No. 2 to Form S-4, by National City Corporation, and to the incorporation by reference therein of our report dated January 22, 1997 with respect to the consolidated financial statements of National City Corporation included in the Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                   ERNST & YOUNG LLP

Cleveland, Ohio
September 29, 1997